Exhibit 10.3

It is agreed between the parties that this Lease Amendment shall be of no force and affect whatsoever unless it shall have been executed by the Lessor and an executed copy delivered to the Lessee. The delivery of this document to the Lessee unsigned by Lessor does not constitute an offer.

SECOND LEASE AMENDMENT

This Second Lease Amendment is dated as of the 23rd day of July 2015, and is by and between Lessor, Thornton Edge LLC, and Lessee, TDG Operations LLC pertaining to the Lease for the Office Space located at 475 Reed Road Dalton, GA 30720

WITNESSETH

In consideration of the various covenants contained herein; contained in the original Lease dated April 1, 2015, as amended by First Lease Amendment dated July 20, 2015 (the "First Amendment", and collectively, the "Lease"); the parties agree that the foregoing instruments are amended and superseded as follows:

1.	Pursuant to the First Amendment, the rentable square feet under the Lease was increased to forty seven thousand eight hundred eighty-one (47,881) sq. ft.

2.
Due to the change in square footage under the Lease, Lessee's prorated share of CAM is hereby increased to 50.1%, as identified in the revised Exhibit E attached hereto Such CAM, including taxes and insurance, is hereby be amended to $49,566.44 for the first 12 month period, adjusted for the time period the additional space is made available. Lessor warrants that the real estate taxes wilI not increase by more than l0% per year above the base estimate of $26,500 .00. There will not be a cap on the property insurance other than Lessee's portion of the total CAM will be capped at 5% increase per year

All other terms and conditions of the Lease Agreement shall remain and continue in effect, and shall be deemed unchanged except as modified herein.

IN WITNESS WHEREOF, the undersigned caused its duly authorized representatives to set their hands and affix its seal as of the day and year first above written.

LESSOR:
Thornton Edge, LLC
/s/ CHARLES WHITENER
Date: July 23, 2015

TENANT:
TDG Operations, LLC
/s/ JON FAULKNER
Date: July 23, 2015